EXHIBIT 10.09

SECOND ALLONGE TO LOAN AGREEMENT

THIS SECOND ALLONGE TO LOAN AGREEMENT (hereafter the “Allonge”) is made and entered into as of the 13th day of February, 2004, between Commerce Bank & Trust Company, a Massachusetts trust company with a principal place of business at 386 Main Street, Worcester, Massachusetts (hereinafter “Lender”) and Boston Restaurant Associates, Inc., a Delaware corporation with offices located in Saugus, Massachusetts (hereinafter “Borrower”) and is firmly affixed to and made a part of a certain Loan Agreement by and between Borrower and Lender dated as of April 30, 2002, as amended by that certain Allonge to Loan Agreement dated as of August 20, 2003 (hereinafter, as amended, the “Loan Agreement”), which establishes a revolving credit facility (hereinafter “Revolver”) in the maximum principal amount of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00).

The Borrower has informed the Lender that the Borrower has arranged for its subsidiary, Ocean, Inc., to open new Pizzeria Regina restaurants at the Prudential Center and at the South Station Transportation Building, both in Boston, Massachusetts.  The Borrower wishes to draw funds on the Revolver to finance the cost of outfitting such restaurants.  Because the Borrower is not in compliance with certain financial covenants prescribed by the Loan Agreement, however, the Borrower is ineligible to draw on the Revolver unless Lender waives such non-compliance.

The Lender has agreed to grant the necessary waivers on the terms and conditions set forth in this instrument, including without implied limitation the condition that notwithstanding the waivers set forth below, all drawings on the Revolver shall be subject to all other applicable provisions of the Loan Agreement.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Lender hereby agree that the Loan Agreement is hereby amended as follows:

1.                                       Limited Financial Covenants Waiver.  With respect to all periods ending on or before April 30, 2004, the Lender hereby waives any non-compliance by the Borrower with the following provisions: Section 15A (Profitability), Section 15B (Losses), Section 15C (Debt service coverage), Section 15D (Capital Expenditures), and Section 15E (Tangible Net Worth).  Such waiver does not extend to any other period or any other provision.  In order to give full effect to such waiver, the Borrower and Lender adopt the following provisions respecting the test dates and the measurement periods to be considered on such test dates:

(a)                                  Section 15A (Profitability) shall next be tested for the fiscal year ending April 30, 2005.

(b)                                 Section 15B (Losses) shall next be tested for the fiscal quarter ending October 31, 2004 (which shall include tests of performance for the fiscal quarter ending July 31, 2004 and the fiscal quarter ending October 31, 2004).

(c)                                  Section 15C (Debt Service Coverage) shall next be tested July 31, 2004,

provided that the test period shall be only the one fiscal quarter ending July 31, 2004 (instead of the four quarters ending July 31, 2004, as provided in Section 15C).  The test for October 31, 2004 shall measure only the two fiscal quarters ending October 31, 2004 (instead of the four quarters ending October 31, 2004, as provided in Section 15C).  The test for January 31, 2005 shall measure only the three fiscal quarters ending January 31, 2005 (instead of the four quarters ending January 31, 2005, as provided in Section 15C).  The test for April 30, 2005 (and each test date thereafter) shall measure the four fiscal quarters ending on such date(s), as provided in Section 15C.

(d)                                 Section 15D (Capital Expenditures) shall next be tested for the fiscal year ending April 30, 2005.

(e)                                  Section 15E (Tangible Net Worth) shall next be tested as of July 31, 2004.

2.                                       Capital Expenditures.  For purposes of clause (b)(ii) of Section 15D of the Loan Agreement, the Lender hereby approves the capital expenditures associated with the build-out of the two new Pizzeria Regina’s to be owned by Ocean, Inc. and opened at the Prudential Center in Boston, Massachusetts and at the South Station Transportation Building in Boston, Massachusetts.

3.                                       Consideration for Amendment.  In consideration of the Lender’s agreements hereunder:

(a)                                  Waiver Fee.  The Borrower agrees to pay the Lender a waiver fee of Thirty-Five Thousand and 00/100 Dollars ($35,000.00), such fee to be non-deductible and fully earned and payable on the date hereof.  Notwithstanding anything else to the contrary in any of the Loan Documents (including, without limitation, Section 4A of the Loan Agreement), the Lender agrees that the Borrower may use proceeds of the Revolver to pay such waiver fee to the Lender on the date hereof.

(b)                                 Warrants.  The Borrower agrees to execute and deliver to the Lender on this date a warrant in the form attached as Exhibit A hereto.

4.                                       Interest Rates.  In order to put into effect a reversible 1% increase in the applicable interest rates under the Loan Agreement, the Borrower and the Lender agree as follows:

(a)                                  Interest Rates--Future Project Notes.  Exhibit A (Project Note form) to the Loan Agreement is hereby amended by striking and deleting Section 4a thereof and replacing it with the following:

“a.                                 Rate

(1)                                  Until Conversion Date.  Until the Conversion Date, the annual rate of interest on the outstanding principal balance shall be a continuously variable rate equal to the sum of (i) Lender’s Base Rate (defined below), as changed from time to time, plus (ii) the Pre-Conversion Date Applicable Margin (as defined below).

(2)                                  After Conversion Date.  During the first twelve (12) months after the Conversion Date, the annual rate of interest on the outstanding principal balance shall be a fixed rate equal to the sum of (i) Lender’s Base Rate as of the Conversion Date, plus (ii) the Post-Conversion Date Applicable Margin (as defined below).  On the first anniversary of the date of this Note (“First Adjustment Date”), the annual rate of interest shall be changed to the sum of (i) Lender’s Base Rate as of the First Adjustment Date, plus (ii) the Post-Conversion Date Applicable Margin (as defined below).  The rate as thus adjusted shall remain fixed for the year following the First Adjustment Date.  On each anniversary of the First Adjustment Date, the annual rate of interest again shall be changed to the sum of (i) the Lender’s Base Rate as of the date of the adjustment, plus (ii) the Post-Conversion Date Applicable Margin; the rate as thus adjusted shall remain fixed for the following year (or in the case of the final adjustment, the following partial year preceding the maturity date of this note).  Notwithstanding the foregoing, the interest rate shall also change immediately upon any change (upward or downward) in the Pre-Conversion Date Applicable Margin or Post-Conversion Date Applicable Margin (whether or not such change in the Pre-Conversion Date Applicable Margin or Post-Conversion Date Applicable Margin occurs on any anniversary date).

(3)                                  Applicable Margins and Compliance Date.   If this note is executed and delivered prior to the Compliance Date (as defined below), then the “Pre-Conversion Date Applicable Margin” shall be (i) two and three-quarters percent (2.75%) until the Compliance Date and (ii) one and three-quarters percent (1.75%) thereafter.

If the Conversion Date occurs prior to the Compliance Date (as defined below), then the “Post-Conversion Date Applicable Margin” shall be (i) three percent (3.00%) until the Compliance Date and (ii) two percent (2.00%) thereafter.

The term “Compliance Date” shall mean the date on or after July 31, 2004 on which the Borrower delivers to the Lender a Covenant Compliance Certificate in the form required by Section 17A(4) of the Loan Agreement indicating in reasonable detail that the Borrower is in compliance with the financial covenants set forth in Section 15C (Debt Service Coverage) and Section 15E (Tangible Net Worth) and that there is no Event of Default that has occurred and is continuing.”

(b)                                      The foregoing amendments to the Project Note form shall be deemed to be reversed, and the Project Note form shall be deemed to be restored to its original form as attached to the original Loan Agreement, upon the Compliance Date.

(c)                                       Interest Rate—Consolidation Note.  The Borrower agrees to execute and deliver to the Lender on this date a First Allonge to $922,305 Note (Consolidation) in the form attached as Exhibit B hereto.

(d)                                      Interest Rate—MIT Project Note.  The Borrower agrees to execute and deliver to the Lender on this date a First Allonge to $2,500,000 Project Note in the form attached as Exhibit C hereto.

As hereby amended, the Loan Agreement is hereby ratified and confirmed in all respects, and all terms and provisions of the Loan Agreement not amended hereby shall remain in full force and effect.

WITNESS THE EXECUTION HEREOF, as an instrument under seal as of the date first set forth above.

BORROWER:
BOSTON RESTAURANT ASSOCIATES, INC.

By:
Name:
Title:

LENDER:
COMMERCE BANK & TRUST COMPANY

By:
Name:
Title: